Annual Meeting Results
An annual meeting of the funds shareholders was held on August 3, 2000. Each matter voted upon at that meeting, as well as the number of votes cast for, against or withheld, the number of abstentions, and the number of broker non-votes with respect to such matters, are set forth below.

(1) Each funds preferred and common shareholders, voting as a single class, elected to decrease the size of the Board of Directors to eight directors. The following votes were cast regarding this matter:


	Shares Voted Shares Voted		Broker
		For	Against	Abstentions	Non-Votes
Minnesota Municipal Term Trust
	5,233,966	34,299	36,167 		-
Minnesota Municipal Term Trust II
	3,044,664	23,411	27,490		-


(2) Each funds preferred shareholders elected the following directors:


			Shares 	Shares Withholding
			Voted For	Authority to Vote

Minnesota Municipal Term Trust
Roger A. Gibson		799			0
Leonard W. Kedrowski	799			0

Minnesota Municipal Term Trust II
Roger A. Gibson		476			6
Leonard W. Kedrowski	476			6



(3) Each funds preferred and common shareholders, voting as a single class, elected the following directors:

    					Shares
			Shares 	Withholding
			Voted For	Authority to Vote

Minnesota Municipal Term Trust
Robert J. Dayton		5,255,139		  49,293
Andrew M. Hunter III	5,257,199		  47,233
John M. Murphy, Jr.	5,257,699		  46,733
Robert L. Spies		5,257,699		  46,733
Joseph D. Strauss		5,256,692		  47,740
Virginia L. Stringer	5,256,971		  47,461

Minnesota Municipal Term Trust II
Robert J. Dayton		3,063,661		  31,904
Andrew M. Hunter III	3,066,306		  29,259
John M. Murphy, Jr.	3,066,332		  29,233
Robert L. Spies		3,062,932		  32,633
Joseph D. Strauss		3,065,332		  30,233
Virginia L. Stringer	3,065,332		  30,233



(4) Each funds preferred and common shareholders, voting as a single class, ratified the selection by a majority of the independent members of the funds'
Board of Directors of Ernst and Young LLP as the independent public accountants for the funds for the fiscal year ending December 31, 2000. The following votes were cast regarding this matter:



	Shares Voted Shares Voted	Broker
		For	Against Abstentions	Non-Votes
Minnesota Municipal Term Trust
		5,239,681	9,545		55,205	   -
Minnesota Municipal Term Trust II
		3,062,984	5,515		27,066  	   -